UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2012, the Registrant’s wholly owned subsidiary, Ecological Partners, LLC, a New York limited liability company (“EPLLC”), a special purpose entity incorporated to effectuate the acquisition, purchased substantially all of the assets of Ecological LLC., (“Ecological”) a Delaware limited liability Company, pursuant to an Asset Purchase Agreement dated November 15, 2012 (the “Agreement”).

Pursuant to the Agreement, EPLLC acquired all of the assets of Ecological. In consideration of the Purchased Assets (as defined), the Registrant paid to Ecological (a) the sum of $3,000,000 in cash ($1,000,000 which must remain on the balance sheet of Ecological LLC subsequent to acquisition), and (b) such number of restricted shares of Registrant’s common stock equal to $3,956,256, based on the 5-day volume weighted average closing price (“VWAP”) of the common stock for the five days prior to the date the Agreement was executed, as stated on the OTC Bulletin Board (the “Shares”). Accordingly, the VWAP was $0.62 per share resulting in 6,381,059 shares being issued.  However, in accordance with purchase accounting rules, the transaction must be valued at the the stock price at the closing date of December 31, 2012 of $0.76 per share.

The purchase price was paid as follows: (i) $3,000,000 in cash (less $1,000,000 which was required to be retained on the balance sheet post acquisition) less assumed liabilities, as defined, on the Closing Date, and (ii) delivery of the Shares within 10 days after the Closing Date.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, the Board of Directors of Premier Alliance Group, Inc. (the “Company”) elected Joseph J. Grano Jr, 64, to serve as a director for the Company and to assume the role as non executive Chairman of the Board.  Mr. Grano, Chairman and Chief Executive Officer of Centurion Holdings, was previously the Chairman and Chief Executive Officer of UBS Financial Services (formerly UBS PaineWebber). Mr. Grano is a former Chairman of the NASD Board of Governors; member of the NASD’s Executive Committee; and was appointed in 2002 by President George W. Bush to serve as Chairman of the Homeland Security Advisory Council. He began his Wall Street career with Merrill Lynch after serving in Vietnam as a member of the U. S. Special Forces (Green Berets).

Mr. Grano holds Honorary Doctor of Law degrees from Pepperdine University and Babson College as well as Honorary Doctor of Humane Letters degrees from Queens College, City University of New York, and Central Connecticut State University. In addition he holds an Honorary Doctor of Business Administration degree from the University of New Haven.

The Board has determined that Mr. Grano meets the SEC’s qualifications to be an “independent director.”

Currently the independent board members receive compensation in the form of options once nominated and appointed to the board, and are compensated for attendance at quarterly board meetings and committee service. There is no arrangement or understanding between Mr. Grano and any other persons pursuant to which Mr. Grano was selected as a director, and there are no related party transactions involving Mr. Grano that are reportable under Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

In accordance with Item 9.01(a), Ecological, LLC’s audited financial statements for the fiscal year ended December 31, 2012 are filed in this Current Report on From 8-K as Exhibit 99.1

(b)	Pro forma financial information

In accordance with Item 9.01(b), the Registrant's pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2
.
(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: March 7, 2013	By:	/s/ Larry W.Brumfield
Larry W. Brumfield
Chief Financial Officer